EXHIBIT 23.2

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                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 20, 2001, except as to note 7(a) which is as of April 12, 2001 relating to the financial statements which appears in Stake Technology Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Mississauga, Ontario
February 15, 2002

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.